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                                                                    Exhibit 23.8


Squire & Company PC
Certified Public Accountants
American Institute of Certified Public Accountants
Utah Association of Certified Public Accountants

Consent of Independent Certified Public Accountants

We hereby consent to the use in this Amendment No. 3 to the Registration Statement (No. 333-61620) of Price Enterprises, Inc. ("Enterprises") on Form S-4 and in the Joint Proxy Statement/Prospectus of Enterprises and Excel Legacy Corporation of our reports dated June 27, 2001, relating to the Historical Summary of Operating Revenues and Direct Operating Expenses for the year ended December 31, 2000 for the following properties to be acquired by Enterprises:

         Cross Country Plaza
         Cypress Creek Station
         Kendale Lakes Plaza
         Oakwood Business Center
         Oakwood Plaza

These Historical Summaries of Operating Revenues and Direct Operating Expenses appear in such Registration Statement and Joint Proxy
Statement/Prospectus. We also consent to the reference to our name therein.

/s/ Squire & Co.

Orem, Utah
July 27, 2001



1329 South 800 East
Orem, Utah 84144
Telephone (801) 225-6900
Facsimile (801) 226-7739